SCHEDULE 14A INFORMATION

	     Proxy Statement Pursuant to Section 14(a) of the
		     Securities Exchange Act of 1934
			   (Amendment No.   )

Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission only
	  (as permitted by Rule 14a-6(e) (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

			    Spectrum Control, Inc.

	       (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1) Title of each class of securities to which transaction applies:



	2) Aggregate number of securities to which transaction applies:



	3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)



	4) Proposed maximum aggregate value of transaction:



	5) Total fee paid:



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
[ ]  Fee paid previously with preliminary materials.


	1)      Amount Previously Paid:



	2)      Form, Schedule or Registration Statement No.:



	3)      Filing Party:



	4)      Date Filed:

			 SPECTRUM CONTROL, INC.
			  6000 West Ridge Road
		       Erie, Pennsylvania  16506


NOTICE OF ANNUAL SHAREHOLDER MEETING
APRIL 6, 1998


SPECTRUM CONTROL, INC.



To the Shareholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Spectrum Control, Inc. will be held at the Bel-Aire Hotel, 2800 West Eighth Street, Erie, Pennsylvania 16505, on Monday, April 6, 1998, at 9:00 a.m., prevailing time, for the following purposes:

      1. To elect three Directors to hold office for a term of three years and to elect one Director to hold office for a term of two years.

      2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

      3. To transact such other business as may come before the meeting or any adjournment thereof.

Accompanying this Notice is a Form of Proxy and Proxy Statement.


Shareholders of the Company of record at the close of business on February 18, 1998, are entitled to notice and the right to vote at the Annual Meeting. Each holder of shares of Common Stock is entitled to one (1) vote per share.


ALL SHAREHOLDERS ARE URGED TO ATTEND THE MEETING OR TO VOTE BY PROXY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.


				       By Order of the Board of Directors




					     JAMES F. TOOHEY, Secretary


You are urged, whether you own one or many shares, to mark, date, sign and promptly mail the enclosed Proxy in the enclosed envelope in order that your Company receives enough proxy vote returns to conduct its annual meeting.

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD APRIL 6, 1998


Solicitation of Proxy

      This Proxy Statement and the accompanying form of proxy will be mailed to all Shareholders of Spectrum Control, Inc., 6000 West Ridge Road, Erie, Pennsylvania 16506 ("Spectrum", "the Corporation" or "the Company") by March 4, 1998, and is furnished in connection with the Directors' solicitation of proxies for the Annual Meeting of Shareholders to be held on April 6, 1998 at the time and place and for the purposes set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Only holders of Common Stock of record at the close of business on February 18, 1998, will be entitled to vote. On that date there were 10,870,343 shares of Common Stock outstanding, the holders of which will vote together as a class.

      Each share of Common Stock entitles the holder thereof to one (1) vote. With respect to the election of Directors, Shareholders have the right to vote cumulatively. This means that each Shareholder may multiply the number of shares he or she owns by the number of Directors to be elected and distribute this number among any number or all of the candidates in any manner he or she desires. Cumulative voting enables Shareholders to concentrate the voting of their shares in favor of the election of a lesser number of nominees than the total number of Directors being voted upon; persons holding less than a majority of shares voting may thereby be able to elect one or more Directors.

Revocation of Proxy

      The giving of a proxy does not preclude the right to vote in person should the person giving the proxy desire, and the person giving the proxy has the power to revoke the proxy at any time before it has been exercised. This right of revocation is not limited nor is it subject to any formal procedure.

Proxy Solicitation Cost

      The cost of soliciting proxies in the accompanying form will be borne by the Company. The officers, directors and employees of the Company, without additional compensation, may solicit proxies by mail, facsimile, telephone or personal contact. The Company does not expect to pay any compensation for the solicitation of proxies, but will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding proxies and proxy material to the beneficial owners of its Common Stock.

Annual Report

      The Annual Report of the Company for the year ended November 30, 1997, is being mailed to Shareholders concurrently with this Proxy Statement.
The Annual Report is not to be considered a part of the proxy soliciting materials.

Corporate Governance

      The By-Laws of the Corporation provide that the business shall be managed by a Board of Directors, up to eleven (11) in number, who need not be residents of Pennsylvania or Shareholders of the Corporation, and who normally serve for terms of three (3) years each. The Company presently has seven (7) Directors.

      During the past fiscal year, the Board of Directors met eight (8) times. All Directors attended more than 90% of the Board of Directors and Committee Meetings they were scheduled to attend.

      Because of the multitude of matters requiring Board consideration, the Board of Directors has established a number of committees to devote attention to specific subjects, as further described below.


      Committees of the Board

	    Acquisition, Divestiture, and Major New Business Development
      Committee: This committee reviews and recommends to the Board matters involving acquisition of companies and product lines, and divestiture of plant and/or product lines. The current members of this committee are Gerald A. Ryan, Chairman; Edwin R. Bindseil; John P. Freeman; Melvin Kutchin; and Richard A. Southworth. It met three (3) times in 1997.

	    Audit Committee: The Audit Committee recommends to the Board the engagement of independent public accountants to audit the financial statements of the Company. It also negotiates and recommends the fee to be paid by the Company to the Auditors for audit and non-audit services. Its responsibility further includes reviewing the proposed scope and results of the audit, as well as the scope, adequacy and results of the Company's internal audit and control procedures.
      The current members of the Audit Committee are: John M. Petersen, Chairman; and Gerald A. Ryan. It met four (4) times in 1997.

	    Compensation Committee: The Compensation Committee reviews and makes recommendations to the Board on salary, incentive compensation practices and benefit programs for the compensation of the President and other key employees; recommends to the Board the amount and method of compensation of Board members; and reviews annually the operation and performance of incentive compensation plans that apply to the President and other key employees of the Company. The current members of this committee are James F. Toohey, Chairman; Edwin R. Bindseil; John M. Petersen; and Gerald A. Ryan. It met four (4) times in 1997.

	    Finance Committee: The Finance Committee of the Board of Directors has the responsibility of analysis of the financial condition and trends of the Company. The Committee reports the information to the full Board for possible resolution or action. Included as specific responsibilities of this Committee are: ratifying and approving all financial projections, forecasts and expectations that are intended for submission to banks, financial institutions or the public. The current members of this Committee are John P. Freeman, Chairman; Edwin R. Bindseil; John M. Petersen; and Gerald A. Ryan. It met eleven (11) times in 1997.

	    Nominating Committee: This Committee has the responsibility for recommending to the Board of Directors nominees to fill Board vacancies. The Nominating Committee also has the responsibility for providing the evaluation of director performance, bringing to the Board recommendations for the membership of the Committees of the Board, and recommending to the Board a successor to the Chief Executive Officer when a vacancy occurs through retirement or otherwise. The Committee will consider Board nominees recommended by management or shareholders, and such recommendations, together with appropriate biographical information, may be delivered in writing to the attention of the Nominating Committee Chairman at the Company's principal executive offices. The current members of this Committee are James F. Toohey, Chairman; Melvin Kutchin; and Gerald A. Ryan. It met three (3) times in 1997.

Election of Directors

      The Company presently has seven (7) Directors. It is intended that the proxies given to Directors will be used to elect the nominees named below, all of whom are now members of the Board of Directors and whose present terms expire at the time of this meeting. Richard A. Southworth was appointed a Director of the Company in March of 1997.




				       First                     Term
				       Elected                   to
Name                         Age       Director    Term          End


Melvin Kutchin               72        1994        2 yrs.        2000
John M. Petersen             69        1970        3 yrs.        2001
Richard A. Southworth        55        ----        3 yrs.        2001
James F. Toohey              63        1968        3 yrs.        2001


The terms of the following three (3) Directors extend beyond the time of this meeting:
				       First                     Term
				       Elected                   to
Name                        Age        Director    Term          End

Edwin R. Bindseil           67         1991        3 yrs.        1999
John P. Freeman             43         1991        3 yrs.        1999
Gerald A. Ryan              62         1968        3 yrs.        2000




Directors of the Company

      Edwin R. Bindseil obtained his undergraduate degree in Chemical Engineering from the University of Detroit and an MBA from Harvard University. In 1989, Mr. Bindseil retired from AMSCO after 31 years of service, 22 years of which he served in senior executive management positions, including general management, marketing, operations, research and development, acquisitions and corporate strategic planning. Since 1990, Mr. Bindseil has been an independent businessman, consultant and entrepreneur. He also serves as a Director of a number of privately held companies.

      John P. Freeman is a graduate of Gannon University in Accounting and is a Certified Public Accountant and Certified Management Accountant. He joined the Company in 1988 as Controller. Prior to that time, he was a principal in a public accounting firm. In January of 1990, he was named Vice President and Chief Financial Officer.

      Melvin Kutchin is a graduate of the University of Pennsylvania and was appointed a Director of the Company in October of 1994. He served as President of Kitchen and Kutchin, Inc., manufacturer's representative of electronic components, from 1961 through January 1994 when he became Chairman of the Board. From 1980 through 1990, he was President of JBM Electronics, manufacturer of delay lines and other magnetic devices.

      John M. Petersen is a graduate of the University of Pittsburgh. He is the retired President and Chief Executive Officer of Erie Family Life Insurance Company, Erie Indemnity Company, Erie Insurance Company and Flagship City Insurance Company, comprising the Erie Insurance Group, and serves as a Director of each of these Companies. Since 1995, he has been an investment consultant. Mr. Petersen is a founder and has served as a Director of Spectrum since 1970.

      Gerald A. Ryan is a graduate of the Massachusetts Institute of Technology and has been a Director of the Company since its inception and Chairman since 1991. Mr. Ryan is a principal with Erie Business Management Corporation, Erie, Pennsylvania, which invests in and manages various businesses. Mr. Ryan serves as Chairman of the Board of Automated Industrial Systems, Inc. and Rent-Way, Inc. a company listed on NASDAQ in the rental-purchase business and is Chairman and Chief Executive Officer of Skinner Engine Company which manufactures and rebuilds mixers for use in the rubber industry.

      Richard A. Southworth is a graduate of Gannon University in Mechanical Engineering and Mathematics. He joined the Company in 1991 as Vice Present and General Manager. Prior to joining the Company, Mr. Southworth held executive positions with National Water Specialties, Philips Components, Murata Electronics North America, and Erie Technological Products. In 1997, Mr. Southworth was named President and Chief Executive Officer.

      James F. Toohey is a graduate of Gannon University and Dickinson School of Law and is a practicing member of the Erie County Bar Association. He is a member of the law firm of Quinn, Buseck, Leemhuis, Toohey & Kroto, Inc., general counsel to the Company, and has been a Director and Secretary of the Company since its organization.


Compensation of Directors

      Directors who are not full-time employees are compensated for services as Directors as authorized and approved by the full Board of Directors. In 1997, the Directors received annual compensation, paid monthly, as follows:

	Board of Directors Annual Retainer. . . . . . . . . .  $8,000
	Attendance at each Board Meeting. . . . . . . . . . .     500
	Attendance at each Committee Meeting. . . . . . . . .     250
	Chairman at each Committee Meeting. . . . . . . . . .      50
	Secretary . . . . . . . . . . . . . . . . . . . . . .   2,100

Securities Ownership

	The following table sets forth, as of February 18, 1998, the securities beneficially owned by: (i) all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) each Director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all Officers and Directors of the Company as a group. Except as otherwise indicated, all Shareholders listed below have record and beneficial ownership of, and sole voting and dispositive power over, the securities listed.


					       Total
			 Shares of  Common     Beneficial       Approximate
			 Common     Stock      Ownership of     Percentage of
			 Stock      Options    Common Stock     Common Stock
Beneficial Owner         Owned      Owned (1)  Outstanding (1)  Outstanding (1)

David L. Babson and
Company Incorporated(2)  792,600         -      792,600          7.23%
Edwin R. Bindseil         97,600      2,500     100,100          0.91%
John P. Freeman(3)        38,651     10,000      48,651          0.44%
Joseph J. Gaynor(3)        7,194     25,000      32,194          0.29%
Melvin Kutchin(4)         15,000      2,500      17,500          0.16%
John M. Petersen(5)      341,935      2,500     344,435          3.14%
Gerald A. Ryan(6)        165,340      2,500     167,840          1.53%
Robert L. Smith(3)         7,210      4,000      11,210          0.10%
Richard A. Southworth(3)  22,870     26,666      49,536          0.45%
James F. Toohey(7)       340,394      2,500     342,894          3.13%

All Officers and
Directors as a Group   1,050,531     90,831   1,141,362         10.41%
(12 persons)


(1) Includes only Common Stock Options exercisable within sixty days of the date of this Proxy Statement, which securities are deemed for purposes of the Securities Act of 1933 to be owned beneficially (but not of record) by their respective holders. The shares underlying these securities are deemed to be outstanding for purposes of determining the percent of class with respect to each Holder and all Directors and Officers as a group.

(2) Based upon information set forth in Schedule 13G as filed on January 20, 1998, with the Securities and Exchange Commission by David L. Babson and Company Incorporated, One Memorial Drive, Cambridge, Massachusetts, 02142.

(3)  Includes the following shares held in the Company's 401(k) Profit
     Sharing Plan for the benefit of the named individual: 5,724 shares for Mr. Freeman, 3,194 shares for Mr. Gaynor, 6,710 shares for Mr. Smith, and 4,176 shares for Mr. Southworth.

(4)  Includes 10,000 shares of Common Stock held by Mr. Kutchin's spouse.

(5)  Includes 20,000 shares of Common Stock held by Mr. Petersen's spouse.

(6) Includes 115,391 shares of Common Stock held in a Keogh Plan for the benefit of Mr. Ryan and 1,740 shares of Common Stock held in Individual Retirement Accounts for the benefit of Mr. Ryan and his spouse.

(7) Mr. Toohey is a member of the law firm of Quinn, Buseck, Leemhuis, Toohey and Kroto, Inc. which holds 339,310 shares of Common Stock in its Profit Sharing Plan. Of this amount, 197,385 shares are included in the table above for Mr. Toohey. Mr. Toohey disclaims beneficial ownership as to all other shares held by such firm and does not have voting or dispositive power with respect thereto.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Quinn, Buseck, Leemhuis, Toohey & Kroto, Inc. performed legal services for the Company during the 1997 fiscal year. This law firm is expected to continue to perform such services during the current fiscal year. James F.
Toohey, a Director of the Company, is a partner in this law firm.


EXECUTIVE COMPENSATION

      Summary Compensation Table. The following table shows the compensation paid to the President and Chief Executive Officer and each of the next three most highly compensated executive officers of the Company who served as executive officers at the end of the 1997 fiscal year, for services rendered to the Company and its subsidiaries during fiscal year 1997. Except for the individuals listed below, no executive officer of the Company earned salary and bonus in excess of $100,000 during the 1997 fiscal year. The table also includes amounts relating to the fiscal years 1996 and 1995. Inapplicable column headings have been omitted.


			   SUMMARY COMPENSATION TABLE
                                                               Long-Term
							       Compensation
				      Annual Compensation      Awards
						                                                 Other             All
						                                                 Annual           Other
Name and                            Salary    Bonus    Comp.   Options  Comp.
Principal Position           Year   ($)(1)    ($)(2)   ($)(3)  (#)      ($)(4)

Richard A. Southworth        1997   192,635   42,630        -   20,000   4,750
President, Chief Executive   1996   141,154   46,800        -   20,000   4,699
Officer                      1995   123,500        -        -        -   3,088

Joseph J. Gaynor             1997   122,887   27,360        -   15,000   2,433
Vice President, General      1996   113,000   33,000        -   15,000   1,460
Manager of Spectrum          1995   108,673        -        -        -   1,274
Control Technology, Inc.

John P. Freeman              1997    98,808   28,224   12,914   17,500   2,470
Vice President,              1996    92,304   34,445   21,711   10,000   3,169
Chief Financial Officer      1995    88,769        -   11,101   10,000   2,219

Robert L. Smith              1997    88,577   21,888        -    5,000   4,429
Vice President, Quality      1996         -        -        -        -       -
and Technology               1995         -        -        -        -       -

(1) Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code.

(2) Management Incentive Plan awards paid in 1997 and 1996 attributable to 1996 and 1995, respectively, including amounts deferred pursuant to
     Section 401(k) of the Internal Revenue Code.

(3)  Amounts earned under the Company's Directors' Performance Incentive Plan.

(4) Matching contributions made by the Company to the Spectrum Control, Inc. 401(k) Profit Sharing Plan on behalf of the named executive officers.

(5) Mr. Smith was named an executive officer of the Company in fiscal 1997. Accordingly, compensation amounts for fiscal years 1996 and 1995 have been omitted.


1997 OPTION GRANTS

The following table shows information regarding grants of stock options in fiscal year 1997 to the named executive officers.


                                                            Potential Realizable
                                                            Value at Assumed
                                                            Annual Rates of
                                                            Stock Price
                               Individual Grants            Appreciation
                                   % of Total               For Option Term (3)
                             Options
                             Granted to
                             Employees
		   Options   in 1997      Exercise
		   Granted   Fiscal Yr.   Price     Expiration
Name               (#)(1)    (2)          ($/Sh)    Date        5% ($)   10% ($)
Richard A.
Southworth         15,000    12.77        3.06      12/04/01    12,692   28,045
		    5,000     4.26        3.50      03/06/02     4,835   10,684

Joseph J. Gaynor   15,000    12.77        3.06      12/04/01    12,692   28,045

John P. Freeman    17,500    14.89        3.06      12/04/01    14,807   32,720

Robert L. Smith     5,000     4.26        3.06      12/04/01     4,231    9,348


(1) Such options were all granted under the Company's Stock Option Plan of 1995. Options are exercisable in three equal annual installments commencing two years from the date of grant. All unexercised options expire five years from the date of grant.

(2) The Company granted options representing 117,500 shares to employees during fiscal year 1997.

(3) The dollar amounts under these columns are the result of calculations at 5% and 10% annual rates of appreciation as prescribed by the Securities and Exchange Commission. The dollar amounts are not intended to forecast possible future appreciation, if any, of the stock price. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.


      Option Exercises and 1997 Fiscal Year End Values Table. The following sets forth information with respect to the named executive officers concerning the exercise of options during the fiscal year ended November 30, 1997 and unexercised options held as of November 30, 1997.

	      Aggregated Option Exercises in Last Fiscal Year
		     and Fiscal Year End Option Values

				    Number of             Value of Unexercised
				    Unexercised           In-the-Money Options
				    Options at Fiscal     at Fiscal Year End
		  Shares            Year End (#)          ($)(2)
		  Acquired
		  on       Value
		  Exercise Realized              Unexer-               Unexer-
Name              (#)      ($)(1)   Exercisable  cisable  Exercisable  cisable
Richard A.
Southworth             -        -   13,333       46,667   14,166       96,147

Joseph J. Gaynor       -        -   13,333       36,667   14,166       75,522

John P. Freeman   25,000   20,313    3,333       34,167   11,457       85,418

Robert L. Smith        -        -    2,000        9,000    2,125       19,251

(1) Market value of underlying securities on date of exercise, minus the exercise price.

(2) Total value of options (market value minus exercise price) based on a per share fair market value of Company Common Stock of $5.3125 at November 30, 1997.


Compensation Committee Interlocks and Insider Participation

      As discussed above, the members of the Compensation Committee during 1997 were Messrs. Bindseil, Petersen, Ryan and Toohey. All four members are non-management or outside directors. None of the executive officers of the Company has served on the Board of Directors or Compensation Committee of any other entity of which any member of the Spectrum Board is in any way affiliated.

Compensation Committee Report

      The Company's Compensation Committee is charged with the responsibility of recommending an executive compensation program, plans and policies to the Board of Directors.

      The Compensation Committee is committed to compensating the key executives in such a manner as to encourage them to develop business strategies to capitalize on Spectrum's position in the electronic control products and systems business and to grow in new technology markets. The Committee is dedicated to attracting and retaining the best executive talent available to achieve its aggressive strategy.

      Accordingly, the Committee periodically retains the services of compensation consultants to prepare and update executive compensation studies. As a result, the Committee has adopted a compensation package comprised of base salary, cash awards and performance-based stock options.

      Base Salary

      The Committee's goal is to establish base salaries which are fair, reasonable and competitive with similar industrial companies. With this in mind, the Committee periodically reviews and analyzes compensation consultant data and establishes base salaries within plus or minus 20% of the estimated average base compensation levels of similar companies as indicated in the consultant's report.


      Annual Cash Awards

	The Company's executive officers are eligible for annual cash awards under the Company's Management Incentive Plan (the "MIP"). The purpose of the Plan is to provide strong incentive for key employees to properly motivate individuals under their direction, thereby obtaining for the shareholders the best financial results possible under the prevailing circumstances. The MIP generally provides for cash awards commencing upon attainment of 90% of the Annual Operating Plan. Based upon these factors, aggregate awards of $301,020 were earned for the fiscal year 1997. In accordance with the terms of the MIP, these amounts were paid in 1998.

      Long-Term Performance Based Incentive

      In recognition that an overall compensation package should include rewards for efforts which impact on the value of the company stock, the Committee has recommended and the Board has adopted a policy to award competitive amounts, not to exceed 1% of the total outstanding shares, of annual stock options to the key executives of Spectrum priced at 100% of fair market value as of the date of grant. The grant of these options shall be consistent with the adoption of the Annual Operating Plan.

      The Company currently utilizes the Stock Option Plan of 1995 to provide the annual grant of stock options.


1997 Chief Executive Officer Compensation

      Mr. Southworth's current base salary of $200,000 was determined in accordance with the criteria described in the "Base Salary" section of this report. The Management Incentive Plan for 1997 provided for an award to Mr. Southworth not to exceed 65% of his annualized salary. This award is calculated and paid upon completion of the year end audit and is arithmetically determined based upon performance, achievement to budget, and attainment of specifically provided objectives. Based upon these factors, an award of $104,000 was earned for performance in fiscal year 1997. Under the terms of the MIP, this award was paid in 1998.


EMPLOYEE 401(k) PROFIT SHARING PLAN

      The Company maintains a Qualified Employee 401(k) Profit Sharing Plan. The Company makes annual profit sharing contributions to the Plan in an amount determined by the Board of Directors. The assets of the Plan are held in trust and invested in various mutual funds under the direction of the Plan participants. All employees with at least one year of service are automatically eligible for participation in the Plan. The annual allocation to each Employee's Profit Sharing Account is based upon the actual compensation paid to the Participant.

      A participant becomes fully vested in his Profit Sharing Account balance on the earliest of the following dates: (i) upon the completion of seven years of service; (ii) upon attaining normal retirement age of 65;
(iii) upon incurring total disability; or (iv) on the date of the Participant's death. A Participant may not receive a distribution from the Employee Profit Sharing Account prior to the earliest of the following dates: (i) termination of employment with the Company; (ii) retirement or
(iii) death. The Plan provides that distribution of the Participant's entire interest in the Plan must begin no later than the taxable year in which the Participant attains age seventy and one-half (70-1/2) or, if later, the year the Participant retires and terminates employment with the Employer.

      The Plan includes a tax deferred employee savings plan pursuant to
Section 401(k) of the Internal Revenue Code. The Company matches an employee's contribution to the savings plan at a rate determined by the Board of Directors. The Company's matching contribution to the 401(k) plan is not subject to any vesting requirements.


Directors' Long-Term Incentive Plan

      The Board of Directors has adopted a Directors' Performance Incentive Plan (the "DPIP") which provides for an annual cash payment to each Director of an amount equal to the price appreciation of 5,224 common shares. Price appreciation is measured over a five-year period, ending on June 30 of the current year, and is subject in all cases of adjustments for stock splits, combinations and similar transactions. Aggregate amounts of $73,000 in 1997, $145,000 in 1996 and $89,000 in 1995 were paid under the DPIP. In connection with the adoption of the 1996 Non-Employee Directors Stock Option Plan, the Board of Directors amended the DPIP to terminate effective July 1, 2000.

      The 1996 Non-Employee Directors Stock Option Plan (the "Plan") was approved by the Corporation's stockholders on April 1, 1996. The Plan is designed to promote the long-term success of the Corporation by creating a mutuality of interests between the non-employee directors and the stock-holders. Under the terms of the Plan, stock options to purchase 7,500 shares of Common Stock are granted annually to all qualified non-employee Directors. The option exercise price is equal to the market price of the Company's Common Stock on the date of the option grant. The options become exercisable at varying dates and expire five years from the date of grant. In 1997 and 1996, aggregate options to purchase 37,500 shares of Common Stock were granted to non-employee Directors, at an exercise price of $3.50 per share.

Stock Price Performance Graph

      The following graph shows the Company's total return to shareholders compared to the S&P 500 Index and the NASDAQ Electronic Components Stock Index over the five year period from 1993 though 1997. The graph assumes that $100 was invested on December 1, 1992, in the Company's Common Stock and in each of the other indices.


		1992       1993       1994       1995       1996       1997

Spectrum        $  100     $  173     $   80     $  130     $  125     $  213
S&P 500         $  100     $  114     $  117     $  158     $  198     $  249

NASDAQ
Electronic
Components
Stock Index     $  100     $  153     $  172     $  318     $  494     $  588


Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and owners of more than 10% of the Common Stock to file reports of ownership of equity securities of the Company and to furnish copies of such reports to the Company. Based on a review of such reports, the Company believes that during the fiscal year ended November 30, 1997, all such filing requirements were met except that Form 4s were inadvertently filed late for each of the Directors on one occasion, and for Melvin Kutchin, on two occasions.

Appointment of the Company's Auditors for the Fiscal Year 1998

      Upon recommendation of the Audit Committee, the Board of Directors has resolved to appoint Ernst & Young LLP as the Company's auditors for the fiscal year ended November 30, 1998, subject only to ratification by the Shareholders.

      Representatives of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement, if they desire to do so, and such representatives will be available to respond to appropriate questions. All services of the auditors were reviewed by the Audit Committee and approved by the Board of Directors prior to commencement. No relationship exists other than the usual relationship between independent public accountant and client.

General Matters

      The Directors know of no matter, other than those referred to in this Proxy Statement, which will be presented at the meeting. However, if other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment in such matters. Should any Nominee for the office of Director become unable to accept nomination or election, the persons named in the proxy will vote it for the election of such other person, if any, as the Board of Directors may recommend. The Board of Directors is not aware that any Nominee named herein will be unable or unwilling to accept nomination or election.

      You are advised that the deadline for submitting Shareholder proposals for consideration at the next annual meeting is December 11, 1998.

      The cost of soliciting proxies will be borne by the Company. Regular employees of the Company may solicit proxies personally or by telephone.
In addition to solicitation by mail and regular employees as aforesaid, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy soliciting material to their principals, and the Company may reimburse them for their expense in so doing.

      You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke the proxy at any time before it is voted, and if you attend the meeting, as we hope you will, you may vote your shares in person. For your convenience, a return envelope is enclosed, requiring no additional postage if mailed in the United States.



				       JAMES F. TOOHEY, Secretary


Dated:  March 4, 1998